                                                                 Exhibit 10.3

                                    EXHIBIT 1

                      $20,000,000 REVOLVING CREDIT FACILITY

                              $4,000,000 TERM LOAN



                                CREDIT AGREEMENT

                                  by and among



                                FREEMARKETS, INC.

                                       and

                             THE BANKS PARTY HERETO



                                       and

             PNC BANK, NATIONAL ASSOCIATION, As Administrative Agent

                                       and

                    SILICON VALLEY BANK, as Syndication Agent







                          Dated as of November 3, 2000,

       As amended by the First Amendment dated as of December   8, 2000,
      As amended by the Second Amendment dated as of February 7, 2001, and
         As amended by the Third Amendment dated as of October 31, 2001

                                TABLE OF CONTENTS

Section                                                                                                        Page
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
1.       CERTAIN DEFINITIONS......................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Construction...................................................................................19
         1.3      Accounting Principles..........................................................................20

2.       REVOLVING CREDIT FACILITY...............................................................................20
         2.1      Revolving Credit Commitments...................................................................20
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans............................20
         2.3      Commitment Fees................................................................................21
         2.4      Revolving Credit Facility Fee..................................................................21
         2.5      Revolving Credit Loan Requests.................................................................21
         2.6      Making Revolving Credit Loans..................................................................21
         2.7      Revolving Credit Notes.........................................................................22
         2.8      Use of Proceeds................................................................................22
         2.9      Letter of Credit Subfacility...................................................................22
         2.10     Extension of Expiration Date...................................................................22
                  2.10.1       Requests; Approval by All Banks...................................................22
                  2.10.2       Approval by Required Banks........................................................23
         2.11     Voluntary Reduction of Commitments.............................................................23
         2.12     Option to Increase Commitments.................................................................23

3.       TERM LOANS..............................................................................................24
         3.1      Term Loan Commitments..........................................................................24
         3.2      Nature of Banks' Obligations with Respect to Term Loans........................................24
         3.3      Term Loan Facility Fee.........................................................................24
         3.4      Term Loan Notes................................................................................24
         3.5      Use of Proceeds................................................................................24

4.       INTEREST RATES..........................................................................................25
         4.1      Interest Rate..................................................................................25
                  4.1.1        Revolving Credit Base Rate........................................................25
                  4.1.2        Term Loan Base Rate...............................................................25
                  4.1.3        Rate Quotations...................................................................25
         4.2      Interest After Default.........................................................................25
                  4.2.1        Letter of Credit Fees, Interest Rate..............................................25
                  4.2.2        Other Obligations.................................................................25
                  4.2.3        Acknowledgment....................................................................25
         4.3      Interest Rate Limitation.......................................................................26

5.       PAYMENTS................................................................................................26
         5.1      Payments.......................................................................................26
         5.2      Pro Rata Treatment of Banks....................................................................26
         5.3      Interest Payment Dates.........................................................................26
         5.4      Voluntary Prepayments..........................................................................27


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
Section                                                                                                        Page
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
                  5.4.1        Right to Prepay...................................................................27
         5.5      Mandatory Prepayments..........................................................................27
         5.6      Additional Compensation in Certain Circumstances...............................................28
                  5.6.1        Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital
                               Adequacy Requirements, Expenses, Etc..............................................28
                  5.6.2        Indemnity.........................................................................29

6.       REPRESENTATIONS AND WARRANTIES..........................................................................29
         6.1      Representations and Warranties.................................................................29
                  6.1.1        Organization and Qualification....................................................29
                  6.1.2        Capitalization and Ownership......................................................30
                  6.1.3        Subsidiaries......................................................................30
                  6.1.4        Power and Authority...............................................................30
                  6.1.5        Validity and Binding Effect.......................................................30
                  6.1.6        No Conflict.......................................................................31
                  6.1.7        Litigation........................................................................31
                  6.1.8        Title to Properties...............................................................31
                  6.1.9        Financial Statements..............................................................31
                  6.1.10       Use of Proceeds; Margin Stock; Section 20 Subsidiaries............................32
                  6.1.11       Full Disclosure...................................................................33
                  6.1.12       Taxes.............................................................................33
                  6.1.13       Consents and Approvals............................................................33
                  6.1.14       No Event of Default; Compliance with Instruments..................................33
                  6.1.15       Patents, Trademarks, Copyrights, Licenses, Etc....................................34
                  6.1.16       Security Interests................................................................34
                  6.1.17       [INTENTIONALLY OMITTED]...........................................................34
                  6.1.18       Status of the Pledged Collateral..................................................34
                  6.1.19       Insurance.........................................................................35
                  6.1.20       Compliance with Laws..............................................................35
                  6.1.21       Material Contracts; Burdensome Restrictions.......................................35
                  6.1.22       Investment Companies; Regulated Entities..........................................35
                  6.1.23       Plans and Benefit Arrangements....................................................36
                  6.1.24       Employment Matters................................................................36
                  6.1.25       Environmental Matters.............................................................36
                  6.1.26       Senior Debt Status................................................................37

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................................................37
         7.1      First Loans and Letters of Credit..............................................................38
                  7.1.1        Officer's Certificate.............................................................38
                  7.1.2        Secretary's Certificate...........................................................38
                  7.1.3        Delivery of Loan Documents........................................................38
                  7.1.4        Opinion of Counsel................................................................39
                  7.1.5        Legal Details.....................................................................39
                  7.1.6        Payment of Fees...................................................................39


Section                                                                                                        Page
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
                  7.1.7        Appraisals........................................................................39
                  7.1.8        Consents..........................................................................39
                  7.1.9        No Violation of Laws..............................................................39
                  7.1.10       No Actions or Proceedings.........................................................40
                  7.1.11       Insurance Policies; Certificates of Insurance; Endorsements.......................40
                  7.1.12       Filing Receipts...................................................................40
                  7.1.13       Termination of SVB Facility.......................................................40
         7.2      Each Additional Loan or Letter of Credit.......................................................40

8.       COVENANTS...............................................................................................41
         8.1      Affirmative Covenants..........................................................................41
                  8.1.1        Preservation of Existence, Etc....................................................41
                  8.1.2        Payment of Liabilities, Including Taxes, Etc......................................41
                  8.1.3        Maintenance of Insurance..........................................................41
                  8.1.4        Maintenance of Properties and Leases..............................................42
                  8.1.5        Maintenance of Patents, Trademarks, Etc...........................................42
                  8.1.6        Visitation Rights; Audits.........................................................42
                  8.1.7        Keeping of Records and Books of Account...........................................43
                  8.1.8        Benefit Arrangements..............................................................43
                  8.1.9        Compliance with Laws..............................................................43
                  8.1.10       Use of Proceeds...................................................................43
                  8.1.11       Further Assurances................................................................43
                  8.1.12       Subordination of Intercompany Loans...............................................44
                  8.1.13       Lockbox Account...................................................................44
         8.2      Negative Covenants.............................................................................44
                  8.2.1        Indebtedness......................................................................44
                  8.2.2        Liens.............................................................................45
                  8.2.3        Guaranties........................................................................45
                  8.2.4        Loans and Investments.............................................................46
                  8.2.5        Dividends and Related Distributions...............................................47
                  8.2.6        Liquidations, Mergers, Consolidations, Acquisitions...............................48
                  8.2.7        Dispositions of Assets or Subsidiaries............................................51
                  8.2.8        Affiliate Transactions............................................................51
                  8.2.9        Subsidiaries, Partnerships and Joint Ventures.....................................52
                  8.2.10       Continuation of or Change in Business.............................................52
                  8.2.11       Plans and Benefit Arrangements....................................................52
                  8.2.12       Fiscal Year.......................................................................52
                  8.2.13       Intentionally Omitted.............................................................53
                  8.2.14       Changes in Organizational Documents...............................................53
                  8.2.15       Capital Expenditures..............................................................53
                  8.2.16       Maximum Net Loss..................................................................54
                  8.2.17       Minimum Tangible Net Worth........................................................54
                  8.2.18       Minimum Quick Ratio...............................................................55


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
Section                                                                                                        Page
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
                  8.2.19       Minimum EBITDA....................................................................56
         8.3      Reporting Requirements.........................................................................57

9.       DEFAULT.................................................................................................57
         9.1      Events of Default..............................................................................57
                  9.1.1        Payments Under Loan Documents.....................................................57
                  9.1.2        Breach of Warranty................................................................57
                  9.1.3        Breach of Negative Covenants, Visitation Rights or Audits.........................57
                  9.1.4        Breach of Other Covenants.........................................................57
                  9.1.5        Defaults in Other Agreements or Indebtedness......................................58
                  9.1.6        Final Judgments or Orders.........................................................58
                  9.1.7        Loan Document Unenforceable.......................................................58
                  9.1.8        Uninsured Losses; Proceedings Against Assets......................................58
                  9.1.9        Notice of Lien or Assessment......................................................58
                  9.1.10       Insolvency........................................................................59
                  9.1.11       Intentionally Omitted.............................................................59
                  9.1.12       Cessation of Business.............................................................59
                  9.1.13       Change of Control.................................................................59
                  9.1.14       Involuntary Proceedings...........................................................59
                  9.1.15       Voluntary Proceedings.............................................................60
         9.2      Consequences of Event of Default...............................................................60
                  9.2.1        Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                               Proceedings.......................................................................60
                  9.2.2        Bankruptcy, Insolvency or Reorganization Proceedings..............................60
                  9.2.3        Set-off...........................................................................61
                  9.2.4        Suits, Actions, Proceedings.......................................................61
                  9.2.5        Application of Proceeds...........................................................61
                  9.2.6        Other Rights and Remedies.........................................................62
         9.3      Notice of Sale.................................................................................62

10.      THE AGENT...............................................................................................62

11.      MISCELLANEOUS...........................................................................................62
         11.1     Modifications, Amendments or Waivers...........................................................62
                  11.1.1       Increase of Commitment; Extension of Expiration Date..............................63
                  11.1.2       Extension of Payment; Reduction of Principal Interest or Fees;
                               Modification of Terms of Payment..................................................63
                  11.1.3       Release of Collateral or Guarantor................................................63
                  11.1.4       Miscellaneous.....................................................................63
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................63
         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes..............................64
         11.4     Holidays.......................................................................................65
         11.5     Funding by Branch, Subsidiary or Affiliate.....................................................65
                  11.5.1       Actual Funding....................................................................65


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
Section                                                                                                        Page
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
         11.6     Notices........................................................................................65
         11.7     Severability...................................................................................66
         11.8     Governing Law..................................................................................66
         11.9     Prior Understanding............................................................................66
         11.10    Duration; Survival.............................................................................66
         11.11    Intentionally Omitted..........................................................................67
         11.12    Successors and Assigns.........................................................................67
         11.13    Confidentiality................................................................................68
                  11.13.1      General...........................................................................68
                  11.13.2      Sharing Information With Affiliates of the Banks..................................68
         11.14    Counterparts...................................................................................68
         11.15    Agent's or Bank's Consent......................................................................69
         11.16    Exceptions.....................................................................................69
         11.17    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................69
         11.18    Tax Withholding Clause.........................................................................69
         11.19    Joinder of Guarantors; Pledge of Stock and Security Interest in Assets of Subsidiaries.........70
         11.20    Release of Certain Collateral..................................................................71
         11.21    No Novation....................................................................................71


1094385
                                          LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)   -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 6.1.1    -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2    -      CAPITALIZATION
SCHEDULE 6.1.3    -      SUBSIDIARIES
SCHEDULE 6.1.6           EXCEPTION TO NO CONFLICT REPRESENTATION
SCHEDULE 6.1.7    -      PENDING LITIGATION
SCHEDULE 6.1.8    -      OWNED AND CERTAIN LEASED REAL PROPERTY
SCHEDULE 6.1.13   -      CONSENTS AND APPROVALS
SCHEDULE 6.1.18   -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19   -      INSURANCE POLICIES
SCHEDULE 6.1.21   -      MATERIAL CONTRACTS
SCHEDULE 6.1.23   -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25   -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1    -      PERMITTED INDEBTEDNESS
SCHEDULE 8.2.2    -      PERMITTED LIENS
SCHEDULE 8.2.3    -      EXISTING GUARANTIES
SCHEDULE 8.2.4    -      CERTAIN EXISTING PERMITTED INVESTMENTS
SCHEDULE 8.2.5    -      CERTAIN REDEMPTIONS OF CAPITAL STOCK


EXHIBITS

EXHIBIT 1.1(A)    -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)    -      BORROWING BASE CERTIFICATE
EXHIBIT 1.1(G)(1) -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2) -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)        INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(2) -      INTERCOMPANY SUBORDINATION AGREEMENT JOINDER
EXHIBIT 1.1(L)    -      LOCKBOX AGREEMENT
EXHIBIT 1.1(N)    -      NOTE PLEDGE AGREEMENT
EXHIBIT 1.1(P)    -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)    -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)    -      SECURITY AGREEMENT
EXHIBIT 1.1(T)    -      TERM NOTE
EXHIBIT 2.5       -      LOAN REQUEST
EXHIBIT 2.9       -      LETTERS OF CREDIT
EXHIBIT 7.1.4     -      OPINION OF COUNSEL
EXHIBIT 8.2.6     -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3       -      REPORTING REQUIREMENTS
EXHIBIT 8.3.4     -      QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 10        -      AGENT PROVISIONS

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of November 3, 2000, as amended, and is made by and among FREEMARKETS, INC., a Delaware corporation (the "Borrower"), the BANKS (as hereinafter defined), SILICON VALLEY BANK, as syndication agent (hereinafter referred to in such capacity as the "Syndication Agent"), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested that the Banks (i) continue to provide a revolving credit facility in an aggregate principal amount not to exceed $20,000,000, and (ii) provide a term loan to the Borrower in an amount of $4,000,000; and

         WHEREAS, the Banks are willing to agree to the foregoing, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by a Loan Party. All Accounts, whether Eligible Accounts Receivable or not, shall be subject to the Banks' Prior Security Interest.

                  Account Debtor shall mean any Person who is or who may become obligated to a Loan Party under, with respect to, or on account of, an Account.

                  Adjustment Amount shall mean for any period commencing on the Closing Date through the date of determination, the sum of (i) 75% of positive net income from operations for such period, and (ii) 75% of the cash proceeds of any issuance of equity securities by the Borrower during such period, with such proceeds net of reasonable and customary expenses in connection therewith.

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean PNC Bank, National Association and its successors and assigns.

                  Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                  Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one half percent (1/2% ) per annum.

                  Benefit Arrangement shall mean at any time an "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrower shall mean FreeMarkets, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  Borrowing Base shall mean, as of any date of determination, an amount equal to the difference between the amounts under the following clause
(A) and clause (B): (A) 85% of Eligible Accounts Receivable as of such date, less (B) the sum of the Interest Reserve Amount as of such date and the principal balance of the Term Loans as of such date.

                  Borrowing Base Certificate shall mean the Borrowing Base Certificate given by the Borrower to the Agents and the Banks on the Closing Date and from time to time thereafter in accordance with the terms hereof, substantially in form of Exhibit 1.1(B).

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof, which shall be a Business Day.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

                  Capital Lease Obligations shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of property entered into on usual and customary terms in the ordinary course of business, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

                  Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be November 3, 2000. The closing shall take place at 9:00 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation, or at such other time and place as the parties agree.

                  Collateral shall mean the Pledged Collateral and the UCC Collateral.

                  Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Banks.

                  Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                  Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                  Copyrights shall mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  Dollar Equivalent shall mean with respect to a Letter of Credit the amount in Dollars (i) which is stated to be paid in Dollars under the Letter of Credit, and (ii) which is equivalent to the amount paid or to be paid in a currency other than Dollars under the Letter of Credit computed at the Agent's then current selling rate of exchange, as reasonably determined by Agent, for payment by teletransmission or otherwise to the place of payment in the currency in which payment is to be made under the Letter of Credit, plus any costs, premiums, and expenses arising from all currency conversions incurred by Agent in connection therewith.

                  EBITDA shall mean for any fiscal quarter, determined for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis, the net income for such quarter (as a positive number) adjusted as follows: (i) increased by adding back to such amount, the amount of each of the following expenses actually deducted during such fiscal quarter in the determination of such net income: interest expense, income taxes, depreciation, amortization and noncash items of expense; and (ii) reduced by subtracting from such amount the amount of non-cash income actually included during such fiscal quarter in the determination of such net income.

                  EBITDA Loss shall mean for any fiscal quarter, determined for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis, the net loss for such quarter (as a negative number) adjusted as follows:
(i) reduced by adding back to such amount, the amount of each of the following expenses actually deducted during such fiscal quarter in the determination of such net loss: interest expense, income taxes, depreciation, amortization and noncash items of expense; and (ii) increased by subtracting from such amount the amount of non-cash income actually included during such fiscal quarter in the determination of such net loss.

                  Eligible Accounts Receivable shall mean, as of any date of determination, any Account which meets all of the following minimum requirements:

                  (i) The Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amount in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of the Loan Parties to make such Account payable by the Account Debtor; and the Account arises from an arm's length transaction in the ordinary course of the Loan Parties' business between a Loan Party and an Account Debtor which is not an Affiliate, officer, or employer of a Loan Party, or a member of the family of an Affiliate, officer, or employee of a Loan Party;

                  (ii) The Account shall not (a) be delinquent more than ninety
(90) days past the original invoice date and is not subject to "dating" terms or
(b) be payable by an Account Debtor more than fifty percent (50%) of whose Accounts are delinquent more than ninety (90) days from the date of the original invoice therefor;

                  (iii) The goods the sale of which or the services rendered which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill-and-hold sale basis, a consignment sales basis, a guaranteed sale basis, a sale-or-return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

                  (iv) The Account is not evidenced by chattel paper or an instrument of any kind;

                  (v) The Account Debtor with respect to the Account (a) is not insolvent, (b) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (c) is not, in the sole discretion of the Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experience of a Loan Party or the Banks with the Account Debtor or unsatisfactory reputation of the Account Debtor);

                  (vi) Other than Accounts at any time not exceeding in the aggregate ten percent (10%) of the aggregate Eligible Accounts Receivable (prior to the deduction for Accounts under which the Account Debtor is located outside of the United States under this clause) payable by Eligible Foreign Account Debtors (so long as such Eligible Foreign Account Debtors otherwise meet the requirements of this definition of Eligible Accounts Receivable), the Account Debtor is not located outside of the United States;

                  (vii) The Account Debtor is not a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, unless the Borrower has taken all steps reasonably required by the Agent to comply with the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727 et seq.) and any comparable law with respect to state or local government agencies;

                  (viii) The Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not pursuant to any progress billing arrangement or subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which would reasonably be expected to provide a basis for any of the foregoing in the present or future;

                  (ix) The Account is not subject to any Lien, claim, encumbrance or security interest whatsoever other than Permitted Liens;

                  (x) The Account is evidenced by an invoice or other documentation in form reasonably acceptable to the Agent and arises from a contract which is in form and substance reasonably satisfactory to the Agent;

                  (xi) The Account does not arise out of a contract with, or order from, an Account Debtor that contains any, provision prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been given or delivered in accordance with the terms of the contract or order;

                  (xii) Any goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Banks' Prior Security Interest;

                  (xiii) The Account is payable: (a) in the case of an Eligible Foreign Account Debtor, in Permitted Local Currency, and (b) in the case of all Account Debtors (other than an Eligible Foreign Account Debtor), in freely transferable United States Dollars;

                  (xiv) The Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business;

                  (xv) The Account is not owing by an Account Debtor, including Affiliates, whose total obligations to the Loan Parties exceed (a) in the case of an Account Debtor that is an Investment Grade Company, twenty percent (20%) of the aggregate Eligible Accounts Receivable, as of any date of determination; and (b) in the case of an Account Debtor that is other than an Investment Grade Company, ten percent (10%) of the aggregate Eligible Accounts Receivable, as of any date of determination.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise eligible shall be reduced to the extent of any "contra" accounts or accounts payable (including, without limitation, the Agent's good faith estimate of any contingent liabilities) by a Loan Party to such Account Debtor.

                  Eligible Foreign Account Debtor shall mean any Account Debtor located outside of the United States which is an Investment Grade Company, and "Eligible Foreign Account Debtors" shall mean, as of any date of determination, all such persons, collectively.

                  Environmental Complaint shall mean any written complaint setting forth a cause of action for personal injury (including but not limited to death) or property damage, natural resource damage, contribution or indemnity for response costs, civil penalties, criminal penalties or declaratory or equitable relief arising under any Environmental Law or order, notice of violation, citation, subpoena, request for information indicating that the recipient thereof is or may be a responsible party or other written notice of any type issued by an Official Body pursuant to any Environmental Law.

                  Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, permits, licenses, bonds, consents, approvals or authorizations pertaining or relating to (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment; (iv) employee safety in the workplace; (v) the management, generation, processing, treatment, recycling, labeling, collection, distribution, transport or disposal of Regulated Substances; (vi) the notification, identification, investigation, cleanup, removal, remediation, containment, control, closure, monitoring, abatement or other response action to the presence or release or threat of release of Regulated Substances; (vi) the protection of endangered or threatened species and their habitats; and (vii) the protection of wetlands, coastal zones or areas of historic or archeological significance.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                  Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 30, 2002, as such date may be hereafter extended in accordance with Section 2.10 hereof.

                  Facility Fees shall mean the fees referred to in Sections 2.4 and 3.3.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FMIC shall mean FreeMarkets Investment Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

                  Foreign Subsidiary shall mean any Subsidiary of the Borrower which is organized under the laws other than of any jurisdiction within the United States.

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Guarantor shall mean, as of any date of determination, each Significant Subsidiary of the Borrower.

                  Guarantor Joinder shall mean a joinder in the form of Exhibit 1.1(G)(1) by a Significant Subsidiary as a Guarantor under the Guaranty Agreement, the Security Agreement and the Intercompany Subordination Agreement.

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreement shall mean the Guaranty and Suretyship Agreement, in substantially the form of Exhibit 1.1(G)(2), executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Insolvency Proceeding shall mean, with respect to any Person,
(i) a case, action or proceeding with respect to such Person (a) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (b) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  Intellectual Property shall mean:

                  (i) Copyrights, Trademarks, Patents and Mask Works;

                  (ii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  (iii) Any and all design rights which may be available to the Borrower now or hereafter existing, created, acquired or held;

                  (iv) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligations, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (v) All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (vi) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works; and

                  (vii) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties and any other Subsidiary of the Borrower required to be a party thereto pursuant to Section 8.2.1 in the form attached hereto as Exhibit 1.1(I).

                  Intercompany Subordination Agreement Joinder shall mean a joinder to the Intercompany Subordination Agreement in the form of Exhibit 1.1(I)(2) by each Subsidiary which is formed or acquired as a Significant Subsidiary or becomes a Significant Subsidiary after the Closing Date and each other Subsidiary of the Borrower required to be a party thereto pursuant to
Section 8.2.1.

                  Interest Reserve Amount shall mean, as of any date of determination, the amount which is the sum of the following (a), (b) and (c):
(a) the product of (i) outstanding Revolving Credit Loans as of such date (and, if such calculation is being made for purposes of a Borrowing Base Certificate to be delivered under Section 2.5, including as outstanding Revolving Credit Loans, the Revolving Credit Loan to be made as part of the Loan Request for which the Borrowing Base Certificate is being delivered), multiplied by, (ii) the rate of interest applicable to outstanding Revolving Credit Loans under this Agreement as of such date, assuming for purposes of this calculation that the Revolving Credit Loans will remain outstanding for a period of three hundred sixty-five (365) days from such date of determination; (b) the product of (i) Letters of Credit Outstanding as of such date (and, if such calculation is being made for purposes of a Borrowing Base Certificate to be delivered under item 1 of Exhibit 2.9, including in the Letters of Credit Outstanding the Letter of Credit being requested and in connection with which the Borrowing Base Certificate is being delivered), multiplied by, (ii) the Letter of Credit Fee, assuming for purposes of this calculation that the Letters of Credit Outstanding will remain outstanding for a period of three hundred sixty-five (365) days from such date of determination; and (c) the product of (i) the outstanding principal balance of the Term Loans as of such date, multiplied by, (ii) the rate of interest applicable to outstanding Term Loans under this Agreement as of such date, assuming for purposes of this calculation that the Term Loans will remain outstanding for a period of three hundred sixty-five (365) days from such date of determination.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Investment Grade Company shall mean any Person whose senior unsecured long-term debt is rated BBB- or better by Standard & Poor's or Baa3 or better by Moody's Investors Service, Inc., or equivalent rating by an equivalent rating agency acceptable to Agent.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, consent decree, bond, judgment, authorization, lien or award of any Official Body.

                  Letter of Credit shall have the meaning set forth in Exhibit
2.9. Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under the terms of Exhibit 2.9.

                  Letters of Credit Outstanding shall mean at any time the sum of the Dollar Equivalent of (i) the aggregate undrawn face amount of outstanding Letters of Credit, and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  Line of Credit Facility shall mean a credit facility with a principal amount of not more than $12,000,000, which is secured by cash in an amount not to exceed the outstanding indebtedness thereunder, up to an aggregate maximum of $12,000,000, all on terms and conditions reasonably satisfactory to the Agent.

                  Loan Documents shall mean this Agreement, the Guaranty Agreement, the Lockbox Agreement, the Note Pledge Agreement, the Intercompany Subordination Agreement, the Notes, the Pledge Agreement, the Security Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Guarantors.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and the Term Loans or any Revolving Credit Loan or the Term Loan.

                  Lockbox Agreement shall mean the Lockbox Agreement between the Loan Parties, their Subsidiaries and the Agent in substantially the form of
Exhibit 1.1(L), with modifications to such form as are acceptable to the Agent, together with all amendments thereto.

                  Mask Works shall mean all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

                  Material Adverse Change shall mean any set of circumstances or events which (i) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (ii) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (iii) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (iv) impairs materially or would reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Material Contracts shall mean all contracts, agreements or other instruments described in Regulation S-K, Item 601 promulgated pursuant to the Securities Act of 1933, as amended, which the Borrower is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Borrower under the Securities Act of 1933, as amended.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Note Pledge Agreement shall mean the Note Pledge Agreement in substantially the form of Exhibit 1.1(N) executed and delivered by the Borrower and FMIC to the Agent for the benefit of the Banks.


                  Notes shall mean the Revolving Credit Notes and the Term
Notes.

                  Obligations shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Fee Letter or any other Loan Document.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Exhibit 2.9.

                  Partnership Interests shall have the meaning given to such term in Section 6.1.3.

                  Patents shall mean all patents, patent applications and like protections, including without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                  (vii) Liens on property leased by the Borrower or any Subsidiary of the Borrower under capital and operating leases permitted in
Section 8.2.1 securing obligations of the Borrower or such Subsidiary to the lessor under such leases;

                  (viii) Any Lien existing on the date of this Agreement and described on Schedule 8.2.2, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                  (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $20,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 8.2.2);

                  (x) Liens on cash of the Borrower and its Subsidiaries in an amount not to exceed the lesser of (i) the outstanding principal amount under the Line of Credit Facility, and (ii) $12,000,000;

                  (xi) Liens granted to a licensee of Intellectual Property of the Borrower or any Subsidiary of the Borrower, which Lien is limited to the Intellectual Property of the Borrower or such Subsidiary, as the case may be, which is licensed to such licensee in order to secure such party's obligations under such license to such licensee;

                  (xii) Liens on assets of any Person merged into or acquired by the Borrower or any Subsidiary of the Borrower in accordance with Section 8.2.6; provided, that (a) such Liens existed at the time of such merger or acquisition and were not created in anticipation thereof, (b) no such Lien is spread to cover any property or assets of the Borrower or any Subsidiary of the Borrower and (c) the principal amount of Indebtedness secured thereby is not increased from the amount outstanding immediately prior to such merger or acquisition;

                  (xiii) Other Liens on assets of the Borrower or any Subsidiary (other than the Pledged Collateral and other than any Account) which Liens are incidental to the conduct of the Borrower's or any Subsidiary's business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not (a) in the aggregate materially detract from the value of the Borrower's or any Subsidiary's respective property or assets, (b) materially impair the use thereof in the operation of the Borrower's or any Subsidiary's respective business and (c) which do not encumber assets of the Borrower and its Subsidiaries with a "fair value" in the aggregate of in excess of $2,000,000, with "fair value" defined as the greater of the fair market value or the net book value of the assets encumbered, as of any date of determination; and

                  (xiv) The following, (a) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (b) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual
                  Liens.

                           (4) Liens resulting from final judgments or orders
                  described in Section 9.1.6.

                  Permitted Local Currency any currency of any country, other than the United States of America, which is actively traded in an established market.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P) executed and delivered by Borrower and each Subsidiary of the Borrower which owns equity interests of any Significant Subsidiary to the Agent for the benefit of the Banks.

                  Pledged Collateral shall mean the property of the Borrower and any Subsidiary of the Borrower in which security interests are to be granted under the Pledge Agreement.

                  Pledged Notes shall mean those certain Promissory Notes both in the original principal amount of $100,000,000, one of which is dated February 23, 2000 and one of which is dated December 21, 2000, both payable by the Borrower, to FMIC and pledged by FMIC to the Agent for the benefit of the Banks pursuant to the Note Pledge Agreement.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral (subject to Permitted Liens), the Pledged Collateral and the Pledged Notes.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

                  Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined as a "hazardous substance", "hazardous waste", "toxic substance", "extremely hazardous substance", "toxic chemical", "toxic waste", "solid waste", "industrial waste", "residual waste", "municipal waste", "special handling waste", "mixed waste", "infectious waste", "chemotherapeutic waste", "medical waste", "regulated substance", "pollutant" or "contaminant" pursuant to Environmental Laws or any other substance, material or waste, regardless of its form or nature, which otherwise is regulated by or pursuant to Environmental Laws, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. 7401, et seq., the Oil Pollution Act, 33 U.S.C. Section 2701, et seq., the Federal

Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., each as amended, or any equivalent state or local Law, and any amendments thereto.

                  Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reimbursement Obligations shall have the meaning set forth in
Section 3 of the Letter of Credit Provisions attached hereto as Exhibit 2.9.

                  Required Banks shall mean

                           (i) if there are no Loans, Reimbursement Obligations
or Letter of Credit Borrowings outstanding: (x) Banks whose Commitments aggregate at least 66 and 2/3% of the Commitments of all of the Banks and (y) if there are more than two (2) Banks that have Commitments hereunder and if a single Bank's Commitments aggregate at least 66 and 2/3% of the Commitments of all of the Banks, then an additional Bank, or

                           (ii) if there are Loans, Reimbursement Obligations,
or Letter of Credit Borrowings outstanding: (x) Banks whose Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding aggregate at least 66 and 2/3% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding and (y) if more than two (2) Banks have Loans, Reimbursement Obligations and/or Letter of Credit Borrowings then outstanding and if a single Bank's Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding aggregates at least 66 and 2/3% of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding, then an additional Bank. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans" and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or Paragraph 3(b) of Exhibit 2.9.

                  Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of

Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                  Significant Subsidiary shall mean any Subsidiary of Borrower which: (i) is organized under the laws of any jurisdiction within the United States, and (ii) at any time has a Tangible Net Worth equal to or in excess of five percent (5%) of Consolidated Tangible Net Worth.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 51% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 51% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 51% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.3.

                  SVB Facility shall mean the credit facilities under that certain Loan and Security Agreement by and between Borrower and Silicon Valley Bank, dated as of February 5, 1999, as amended.

                  Syndication Agent shall mean Silicon Valley Bank.

                  Tangible Net Worth shall mean with respect to any Person, as of any date of determination, total stockholders' equity less intangible assets of such Person as determined and consolidated in accordance with GAAP.

                  Term Loan shall have the meaning given to such term in Section 3.1; Term Loans shall mean collectively all of the Term Loans.

                  Term Loan Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans" and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                  Term Notes shall mean collectively and Term Note shall mean separately all of the Term Notes of the Borrower in the form of Exhibit 1.1(T) evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  Third Amendment shall mean that certain Third Amendment to Credit Agreement dated as of October 31, 2001 among the Borrower, the Banks and the Agent.

                  Third Amendment Effective Date shall mean October 31, 2001, which is the effective date of the Third Amendment.

                  Title IV Retirement Plan shall mean a Plan or Multiemployer Plan (which, as such, is subject to certain provisions of Title IV of ERISA).

                  Trademarks shall mean any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Loan Party connected with and symbolized by such trademark.

                  Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

                  Unrestricted Cash shall mean, as of any date of determination, aggregate cash of the Borrower and its Subsidiaries, less the amount of cash which is collateral security for the Line of Credit Facility.

                  In addition to the foregoing definitions, the following capitalized terms have the meanings given to them in the referenced sections:
Annual Statements, 6.1.9(i); Commitment Fee, 2.3; Financial Projections, 6.1.9(ii); Governmental Acts, Exhibit 2.9;

Historical Statements, 6.1.9(i); Interim Statements, 6.1.9(i); 2.9.1; Letter of Credit, Exhibit 2.9; Letter of Credit Fee, Exhibit 2.9; LLC Interests, 6.1.3; Loan Request, 2.5; Mandatory Prepayment Date, 5.5.1; Mandatory Prepayment of Excess Cash Flow, 5.5.1; Notices, 11.6; Partnership Interests, 6.1.3; Permitted Acquisitions, 8.2.6; Reimbursement Obligation, Exhibit 2.9; Shares, 6.1.2; Subsidiary Shares, 6.1.3; and Uniform Commercial Code, 6.1.16.

         1.2 Construction.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation"; (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error; (c) whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith; (d) the words "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; (e) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect; (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; (h) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (i) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including"; and (j) references to "shall" and "will" are intended to have the same meaning.

         1.3 Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements].

                          2. REVOLVING CREDIT FACILITY

         2.1 Revolving Credit Commitments.

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1. Notwithstanding the foregoing, at no time shall the sum of the aggregate outstanding Revolving Credit Loans and the Letters of Credit Outstanding exceed the lesser of (i) the Revolving Credit Commitments as of the Borrowing Date and (ii) the Borrowing Base.

         2.2 Nature of Banks' Obligations with Respect to Revolving Credit
Loans.

         Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         2.4 Commitment Fees.

         Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to .25% per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding . All Commitment Fees shall be payable in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes.

         2.4 Revolving Credit Facility Fee.

         The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, the following fees: (i) a nonrefundable facility fee equal to .25% of such Bank's Revolving Credit Commitment, payable on the Closing Date and (ii) a nonrefundable facility fee equal to .15% of such Bank's Revolving Credit Commitment, payable on the Third Amendment Effective Date.

         2.5 Revolving Credit Loan Requests.

         Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) one (1) Business Day prior to the proposed Borrowing Date with respect to the making of a Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify
(i) the proposed Borrowing Date; and (ii) the aggregate amount of the proposed Loans which shall be in integral multiples of $100,000 and not less than $500,000. Each Loan Request shall be accompanied by a Borrowing Base Certificate which certifies, in form and substance reasonably satisfactory to the Agent, that after giving effect to the Loan being requested, the sum of the aggregate outstanding Loans and Letters of Credit Outstanding shall not exceed the Borrowing Base.

         2.6 Making Revolving Credit Loans.

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; and (ii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit its Ratable Share of the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Paragraph 16 of Exhibit 10.

         2.7 Revolving Credit Notes.

         The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note, dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

         2.8 Use of Proceeds.

         The proceeds of the Revolving Credit Loans shall be used to refinance outstanding indebtedness of the Loan Parties on the Closing Date and for working capital of the Loan Parties and for general corporate purposes of the Loan Parties, all in accordance with Section 8.1.10 [Use of Proceeds].

         2.9 Letter of Credit Subfacility.

         At the request of the Borrower, the Agent shall issue on behalf of the Borrower, on the terms and conditions set forth in Exhibit 2.9, one or more Letters of Credit; provided, that the aggregate amount of Letters of Credit Outstanding at any one time shall not exceed $5,000,000.

         2.10 Extension of Expiration Date.

                  2.10.1 Requests; Approval by All Banks.

                  No sooner than ninety (90) but not less than sixty (60) days prior to the Expiration Date, the Borrower may request a 364-day extension of the Expiration Date by written notice to the Agent and the Banks, and the Banks agree to respond to the Borrower's request for an extension by the later of forty-five (45) days following receipt of the request or September 30, 2002; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the extension shall be effective as of the Expiration Date and the Expiration Date shall be extended for a period of 364 days. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply.

                  2.10.2 Approval by Required Banks.

                  In the event that one or more Banks do not agree to extend the Expiration Date or do not respond to Borrower's request for an extension within the time required under Section 2.10.1 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time then, on or before the existing Expiration Date, the Banks which have agreed to such extension within the time required under Section 2.10.1 (each an "Extending Bank") may, with the prior written approval of the Borrower and the Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, and (2) subject to and in accordance with Section 11.12. The Borrower shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement (but only to the extent the rights to such amounts have not been assigned by the Bank to be Terminated pursuant to such Assignment and Assumption

Agreement). In the event that the Agent shall become a Bank to be Terminated, the provisions of this Section 2.10 shall be subject to item 14 of Exhibit 10. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to Section 2.10.2 on or before the existing Expiration Date, then the Expiration Date shall not be extended for any Bank.

         2.11 Voluntary Reduction of Commitments.

         The Borrower shall have the right, upon not less than five (5) Business Days written irrevocable notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, which notice shall specify the date and amount of any such reduction. Any such reduction shall be in a minimum amount equal to $1,000,000 or an integral multiple of $500,000 in excess thereof, provided, that the Revolving Credit Commitments may not be reduced below the sum of the aggregate principal amount of all Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Banks.

         2.12 Option to Increase Commitments.

         As of the Third Amendment Effective Date, the aggregate amount of the Revolving Credit Commitments is $20,000,000. Each Bank expressly agrees that so long as no Event of Default exists, with the consent of the Agent and the Borrower, but without further consent of any Bank (except for a Bank agreeing to increase its Revolving Credit Commitment in accordance with clause (ii) of this
Section 2.12), the aggregate Revolving Credit Commitments may increase to $25,000,000 (i) by the addition of one or more lenders as a Bank hereunder (without any increase in the Revolving Credit Commitment of any Bank party hereto as of such date unless pursuant to the following clause (ii)) upon execution and delivery to the Agent of a joinder to this Agreement and any other applicable Loan Document to which a Bank is required to be a party to, with such joinders to be in form and substance satisfactory to the Agent and the Borrower, and/or (ii) with the written consent of a lender that is a Bank hereunder, to an increase in such Bank's Revolving Credit Commitment.

                                 3. TERM LOANS

         3.1 Term Loan Commitments.

         Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "Term Loan") to the Borrower on the Third Amendment Effective Date in such principal amount as the Borrower shall request up to, but not exceeding such Bank's Term Loan Commitment.

         3.2 Nature of Banks' Obligations with Respect to Term Loans.

         The obligations of each Bank to make Term Loans to the Borrower shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to the Borrower, but each Bank's Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other

Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Third Amendment Effective Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

         3.3 Term Loan Facility Fee.


         The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Term Loan Commitment, a nonrefundable facility fee equal to .375% of such Bank's Term Loan Commitment, payable on the Third Amendment Effective Date.

         3.4 Term Loan Notes.

         The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Third Amendment Effective Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount as provided therein of the Term Notes shall be payable in thirty six equal monthly installments, each in the amount of $111,111.11, payable commencing on December 1, 2001 and on the first day of each month thereafter through and including a payment of all outstanding amounts on November 1, 2004.

         3.5 Use of Proceeds.

         The proceeds of the Term Loans shall be used for general corporate purposes of the Loan Parties and in accordance with Section 8.1.10 [Use of Proceeds].

                               4. INTEREST RATES

         4.1 Interest Rate.

                  4.1.1 Revolving Credit Base Rate.

                  The Revolving Credit Loans shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                  4.1.2 Term Loan Base Rate.

                  The Term Loans shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus .50%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                  4.1.3 Rate Quotations.

                  The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect.

         4.2 Interest After Default.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  4.2.1 Letter of Credit Fees, Interest Rate.

                  the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Exhibit 2.9 or Section 4.1 [Interest Rate], respectively, shall be increased by two percent (2%) per annum; and

                  4.2.2 Other Obligations.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the applicable Base Rate plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  4.2.3 Acknowledgment.

                  The Borrower acknowledges that the increase in rates referred to in this Section 4.2 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

         4.3 Interest Rate Limitation.


         If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                                  5. PAYMENTS

         5.1 Payments.

         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         5.2 Pro Rata Treatment of Banks.


         Each borrowing shall be allocated to each Bank according to its Ratable Share, and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

         5.3 Interest Payment Dates.

         Interest on Loans shall be due and payable in arrears on the first Business Day of each month, commencing on January 1, 2001 and on the Expiration Date or upon acceleration of the Notes. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         5.4 Voluntary Prepayments.

                  5.4.1 Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6 [Additional Compensation in Certain Circumstances]) at any time with respect to any Loan.

                  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Revolving Credit Loans and Term Loans; and

                           (z) the total principal amount of such prepayment,
                  which shall not be less than $500,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. If the Borrower prepays a Loan but fails to specify the type of Loan which the Borrower is prepaying, the prepayment shall be applied first to Revolving Credit Loans and then to Term Loans. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

         5.5 Mandatory Prepayments.


         If at any time the Revolving Facility Usage exceeds the Borrowing Base, the Borrower shall make, immediately upon the Borrower learning of such excess and whether or not the Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the Revolving Facility Usage over the Borrowing Base, together with accrued interest on such principal.

         5.6 Additional Compensation in Certain Circumstances.

                  5.6.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                  (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. With respect to amounts due and payable with respect to which a Bank gives notice at least ten (10) Business Days prior to the end of a fiscal quarter, such amount shall be due and payable by the Borrower to such Bank on the last Business Day of the fiscal quarter during which such notice is given, and with respect to amounts due and payable with respect to which a Bank gives notice ten (10) Business Days or less prior to the end of a fiscal quarter, such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  5.6.2 Indemnity.

                  In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin and any loss or expense incurred in liquidating or employing deposits from third parties) which such Bank sustains or incurs as a consequence of any

                  (i) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                  (ii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

         If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank on the last Business Day of the fiscal quarter during which such notice is given.

                       6. REPRESENTATIONS AND WARRANTIES


         6.1 Representations and Warranties.


         The Borrower represents and warrants to the Agent and each of the Banks as follows:

                  6.1.1 Organization and Qualification.


                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change.

                  6.1.2 Capitalization and Ownership.


                  The authorized capital stock of the Borrower, as of the Closing Date, consists of (a) 500,000,000 shares of Common Stock, par value $.01 per share, of which 40,066,240 shares (referred to herein as the "Common Shares"), as of September 30, 2001, are issued and outstanding; and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding. All of the Common Shares have been validly issued and are fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any shares of capital stock of the Borrower except as indicated on Schedule 6.1.2.

                  6.1.3 Subsidiaries.


                  Schedule 6.1.3 states, as of the Closing Date, the name of each of the Borrower's Significant Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and valid title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.3.

                  6.1.4 Power and Authority.


                  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  6.1.5 Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  6.1.6 No Conflict.


                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) except as set forth on
Schedule 6.1.6, any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                  6.1.7 Litigation.


                  Except as set forth on Schedule 6.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which, if determined adversely to any Loan Party would reasonably be expected, individually or in the aggregate, to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                  6.1.8 Title to Properties.


                  The real property owned or leased pursuant to a lease with aggregate annual rental payments thereunder in excess of $1,000,000 by each Loan Party and each Subsidiary of each Loan Party as of the Closing Date is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  6.1.9 Financial Statements.

                  (i) Historical Statements. The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal years ended December 31, 1999 and December 31, 2000 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 2001 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                  (ii) Financial Projections. The Borrower has delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period September 30, 2000 through December 31, 2003 derived from various assumptions of the Borrower's management (the "Financial Projections"). In the good faith judgment of the Borrower's management as of the Closing Date, the Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                  (iii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that would be required to be disclosed in accordance with GAAP and are not disclosed in the Historical Statements or in the notes thereto (except liabilities incurred in the ordinary course of business since the date of the Historical Statements). Since December 31, 1999, no Material Adverse Change has occurred.

                  6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.


                  6.1.10.1 General.


                           The Loan Parties intend to use the proceeds of the
Loans in accordance with Sections 2.8, 3.5 and 8.1.10.

                  6.1.10.2 Margin Stock.

                           None of the Loan Parties or any Subsidiaries of any
Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                  6.1.10.3 Section 20 Subsidiaries.

                           The Loan Parties do not intend to use and shall not
use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  6.1.11 Full Disclosure.


                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by any Loan Party to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

                  6.1.12 Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  6.1.13 Consents and Approvals.

                  Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.

                  6.1.14 No Event of Default; Compliance with Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                  Each Loan Party and each Subsidiary of each Loan Party is licensed to use, owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without, to the Borrower's knowledge, any material infringement of or possible, alleged or actual material conflict with, the rights of others.

                  6.1.16 Security Interests.

                  The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Note Pledge Agreement, Pledge Agreement and the Security Agreement (subject to the filing of all requisite financing statements in the case of the Liens and security interests granted pursuant to the Security Agreement) in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of the Pledged Notes, and taking possession of any stock certificates or other certificates evidencing the Pledged Collateral, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  6.1.17 [INTENTIONALLY OMITTED]

                  6.1.18 Status of the Pledged Collateral.

                  All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on
Schedule 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                  6.1.19 Insurance.

                  Schedule 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party as of the Closing Date, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  6.1.20 Compliance with Laws.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                  6.1.21 Material Contracts; Burdensome Restrictions.

                  Schedule 6.1.21 lists, as of the Closing Date, all Material Contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such Material Contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                  6.1.22 Investment Companies; Regulated Entities.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  6.1.23 Plans and Benefit Arrangements.

                  Except as set forth on Schedule 6.1.23:

                           (i) The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements. There has been no Prohibited Transaction with respect to any Benefit Arrangement which would reasonably be expected to result in any material liability of the Borrower or any other member of the ERISA Group.

                           (ii) With respect to Title IV Retirement Plans,
neither the Borrower nor any other member of the ERISA Group (a) sponsors, maintains, or contributes to, or (b) has at any time in the preceding five years sponsored, maintained, or contributed to; any Title IV Retirement Plan.

                           (iii) To the extent that any Benefit Arrangement is
insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                           (iv) All Benefit Arrangements have been administered
in accordance with their terms and applicable Law.

                  6.1.24 Employment Matters.

                  Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

                  6.1.25 Environmental Matters.


                  Except as disclosed on Schedule 6.1.25:

                           (i) None of the Loan Parties nor any Subsidiary of
any Loan Party has received any Environmental Complaint and has no reason to believe that it might receive an Environmental Complaint.

                           (ii) No activity of the Loan Parties nor any
Subsidiary of any Loan Party is being or has been conducted in violation of any Environmental Law.

                           (iii) There are no Regulated Substances present on,
in, under, or emanating from, or to Loan Parties' knowledge emanating to, the Property or any portion thereof in violation of applicable Environmental Laws.

                           (iv) To the knowledge of Loan Parties, no facility or
site to which Borrower, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body.

                           (v) No portion of the Property is identified or to
the Loan Parties' knowledge proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation, or other response action by an Official Body.

                           (vi) No lien or other encumbrance authorized by
Environmental Laws exists against the Property, and the Loan Parties have no reason to believe that such a lien or encumbrance may be imposed.

                  6.1.26 Senior Debt Status.


                  The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         7.1 First Loans and Letters of Credit.


         On the Closing Date:

                  7.1.1 Officer's Certificate.

                  The representations and warranties of the Borrower contained in Section 6 and the representations and warranties of the Loan Parties contained in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions of the Loan Documents to which they are a party; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  7.1.2 Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                  (i) all action taken by each Loan Party in connection with the Loan Documents to which it is a party;

                  (ii) the names of the officer or officers authorized to sign the Loan Documents and to which it is a party and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                  (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

                  7.1.3 Delivery of Loan Documents.


                  The Guaranty Agreement, Notes, Pledge Agreement, Note Pledge Agreement Intercompany Subordination Agreement, Lockbox Agreement, and Security Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Pledged Collateral.

                  7.1.4 Opinion of Counsel.


                  There shall be delivered to the Agent for the benefit of each Bank a written opinion of Morgan, Lewis & Bockius LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                  (i) as to the matters set forth in Exhibit 7.1.4.


                  7.1.5 Legal Details.


                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  7.1.6 Payment of Fees.


                  The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                  7.1.7 Appraisals.

                  The Agent shall have received a satisfactory audit of the Loan Parties' and their Subsidiaries' accounts receivable and accounts payable as the Agent may require in form and substance satisfactory to the Agent in all respects.

                  7.1.8 Consents.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained.


                  7.1.9 No Violation of Laws.

                  The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                  7.1.10 No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  7.1.11 Insurance Policies; Certificates of Insurance; Endorsements.

                  The Loan Parties shall have delivered evidence reasonably acceptable in form and substance to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect, that all premiums then due thereon have been paid and that such coverage includes an endorsement naming the Agent as additional insured and lender loss payee.

                  7.1.12 Filing Receipts.

                  The Agent shall have received executed financing statements (Form UCC-1), on or prior to the Closing Date, naming the Borrower as debtor and the Agent for the benefit of the Agent and the Banks as the secured party, in form and substance satisfactory to the Agent.

                  7.1.13 Termination of SVB Facility.

                  All outstanding indebtedness and other obligations under the SVB Facility shall have been repaid, the commitment to lend thereunder shall have been terminated, and the Agent shall have received executed termination statements (Form UCC-3) terminating all liens and security interests securing the SVB Facility, all to the satisfaction of the Agent in its reasonable discretion.

         7.2 Each Additional Loan or Letter of Credit.

         At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrower contained in Section 6 and of each other Loan Party in the other Loan Documents to which it is a party shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be, together with a Borrowing Base Certificate.

                                  8. COVENANTS



         8.1 Affirmative Covenants.


         The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall comply at all times with the following affirmative covenants:

                  8.1.1 Preservation of Existence, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] and except where the failure to be so qualified or licensed would not reasonably be expected to result in a Material Adverse Change.

                  8.1.2 Payment of Liabilities, Including Taxes, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower or Subsidiary of the Borrower or which would affect the Collateral, provided that the Borrower and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  8.1.3 Maintenance of Insurance.

                  The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts reasonably acceptable to Agent and will deliver evidence thereof to Agent. The Borrower shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Agent, the Agent, for the benefit of Agent and Banks, to be named as lender's loss payee in the case of casualty insurance, Agent, for the benefit of Agent and Banks, to be named as additional insured in the case of all liability insurance and Agent, for the benefit of Agent and Banks, to be named as assignee in the case of all business interruption insurance; provided, that notwithstanding the foregoing, in the absence of a Potential Default or an Event of Default, the Borrower may receive and retain proceeds from such casualty policies to the extent that the aggregate of such proceeds for the period from the Closing Date through and including the Expiration Date are less than or equal to $2,000,000. At the request of the Agent, the Borrower shall provide to the Agent a certified copy of each insurance policy providing the coverage to the Borrower and its Subsidiaries required by the provisions of this Section 8.1.3, including the special endorsements and lender loss payee provisions required by this Section.

                  8.1.4 Maintenance of Properties and Leases.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties used in its business, and from time to time, the Borrower will make or cause to be made all reasonably appropriate repairs, renewals or replacements thereof.

                  8.1.5 Maintenance of Patents, Trademarks, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  8.1.6 Visitation Rights; Audits.

                  (a) The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or, following the occurrence of an Event of Default, any of the Banks, to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Agent or any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection and prior to an Event of Default the Agent shall provide the Borrower with reasonable notice prior to any visit or inspection (with no prior notice being required on or after the occurrence of an Event of Default), and provided further, that prior to an Event of Default, the number of such visits and inspections shall not exceed two (2) during any twelve-month period. In the event any Bank desires to visit and inspect any Loan Party, such Bank shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Agent.

                  (b) Without limiting the generality of the foregoing clause
(a), the Borrower shall and shall cause each other Loan Party to, permit any of the officers or authorized employees or representatives of Agent, to visit and inspect any of its properties for the purposes of performing an audit of the Loan Parties' and their Subsidiaries' accounts receivable and accounts payable; provided that the Agent shall provide the Borrower with reasonable notice prior to any audit scheduled prior to an Event of Default (with no prior notice being required on or after the occurrence of an Event of Default), and provided further, that prior to an Event of Default, the number of such audits shall not exceed two (2) during any twelve month period.

                  8.1.7 Keeping of Records and Books of Account.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  8.1.8 Benefit Arrangements.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

                  8.1.9 Compliance with Laws.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                  8.1.10 Use of Proceeds.

                  The Borrower shall and shall cause each other Loan Party to use the Letters of Credit and the proceeds of the Loans only for lawful purposes in accordance with Sections 2.8 and 3.5. The Borrower shall not and shall not permit any other Loan Party to use the Letters of Credit and the proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof.

                  8.1.11 Further Assurances.

                  The Borrower shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  8.1.12 Subordination of Intercompany Loans.

                  The Borrower shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party or payable by any Loan Party to any Subsidiary of the Borrower which is not a Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                  8.1.13 Lockbox Account.

                  The Borrower shall and shall cause the Significant Subsidiaries to maintain their respective lockbox accounts with the Agent, pursuant to the terms of the Lockbox Agreement.

         8.2 Negative Covenants.


         The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall comply with the following negative covenants:


                  8.2.1 Indebtedness.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness under the Loan Documents;

                  (ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

                  (iii) Indebtedness, at any time outstanding not exceeding in the aggregate $20,000,000 secured by Purchase Money Security Interests and in respect of Capital Lease Obligations;

                  (iv) Indebtedness, at any time outstanding not to exceed $12,000,000, under the Line of Credit Facility;

                  (v) Other Indebtedness not covered by the other clauses of this Section 8.2.1, at any time outstanding not to exceed $10,000,000;

                  (vi) [Intentionally Omitted].

                  (vii) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans];

                  (viii) other Indebtedness, at any time outstanding not to exceed $5,000,000 in the aggregate, of the Loan Parties payable to Subsidiaries of the Borrower which are not a Loan Parties, so long as all such Indebtedness permitted by this clause (viii) is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans] and the Subsidiary which is the payee of such Indebtedness is a party to the Intercompany Subordination Agreement;

                  (ix) Subject to the limitations of Section 8.2.4, Indebtedness of any Subsidiary of the Borrower which is not a Loan Party payable to any Loan Party;

                  (x) Indebtedness of any Subsidiary of the Borrower which is not a Loan Party payable to another Subsidiary of the Borrower which also is not a Loan Party; and

                  (xi) Indebtedness, at any time outstanding not to exceed in the aggregate $10,000,000, with respect to all Persons merged into or acquired by the Borrower or any Subsidiary of the Borrower pursuant to a transaction permitted by Section 8.2.6; provided, that, the principal amount of such Indebtedness is not increased from the amount outstanding immediately prior to such merger or acquisition.

                  8.2.2 Liens.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time (i) create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens, and (ii) directly or indirectly enter into any agreement, understanding or other arrangement which purports to restrict in any manner the ability of any Loan Party to grant security interests or Liens to the Agent for the benefit of the Agent and the Banks with respect to any asset or assets constituting Intellectual Property of any Loan Party.

                  8.2.3 Guaranties.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for those Guaranties by the Borrower existing on the Closing Date set forth on Schedule
8.2.3 and Guaranties of Indebtedness of the Loan Parties permitted hereunder, including Guaranties permitted under Section 8.2.1 by the Borrower of Indebtedness of its Subsidiaries permitted under Section 8.2.1.

                  8.2.4 Loans and Investments.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                  (i) trade credit extended on usual and customary terms in the ordinary course of business;

                  (ii) advances to employees and consultants to meet expenses incurred by such employees and consultants in the ordinary course of business and loans and advances to employees in the ordinary course of business for relocation expenses;

                  (iii) loans, advances and investments in other Loan Parties;

                  (iv) the following permitted investments: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency, state or instrumentality thereof; (b) bank obligations, including certificates of deposit, bank notes and bankers acceptances when issued by banks whose long-term debt is rated "A" or higher by Moody's or Standard & Poor's and whose short-term obligations are rated "P1" or higher or "A1" or higher by Moody's or Standard & Poor's, respectively; (c) corporate obligations, including notes rated "A" or higher by Moody's or Standard & Poor's and commercial paper rated "P1" or higher or "A1" or higher by Moody's or Standard & Poor's, respectively; (d) repurchase agreements collateralized at a minimum of 102% with U.S. Treasury securities or other securities rated "AAA" or equivalent; and (e) money market mutual funds over $1 billion in assets, with a historically constant dollar net asset value, substantially consisting of acceptable securities as stated above in this clause (iv); (f) mutual funds with fluctuating net asset values substantially consisting of acceptable securities as stated above in this clause (iv); provided, that the asset weighted average durations may not exceed 12 months; provided, further, that not more than

$50,000,000 or 25% of the total amount of investable cash of the Loan Parties, whichever is less, may be invested at any one time in such mutual funds; and (g) adjustable rate preferred stock rated "Aa2" or higher or "AA" or higher by Moody's or Standard & Poor's, respectively; provided, that the maximum effective maturity of individual securities may not exceed 24 months, and the average maturity of all securities purchased may not exceed 12 months; provided, further, that not more than $50,000,000 or 25% of the total amount of investable cash, whichever is less, may be invested at any one time in adjustable rate preferred stock;

                  (v) investments permitted under Section 8.2.6;

                  (vi) loans, advances and investments in Subsidiaries (other than Significant Subsidiaries) in an aggregate amount not to exceed $5,000,000 (a "Maximum Investment") in "fair value" of the cash or other property loaned, advanced or contributed, subject to the last sentence of this Section 8.2.4, during the period commencing on the Closing Date through and including the Expiration Date, so long as after giving effect to each such loan, advance or investment: (a) the Borrower is in pro-forma compliance with the covenants contained in Sections 8.2.16, 8.2.17, and 8.2.18, and (b) no Potential Default or Event of Default shall exist;

                  (vii) investments existing on the Third Amendment Effective Date set forth on Schedule 8.2.4; and

                  (viii) loans, advances and investments in Persons which are not Subsidiaries in an aggregate amount not to exceed $5,000,000 (a "Maximum Investment") in "fair value" of the cash or other property loaned, advanced or contributed, subject to the last sentence of this Section 8.2.4, during the period commencing on the Closing Date through and including the Expiration Date, so long as after giving effect to each such loan, advance or investment: (a) the Borrower is in pro-forma compliance with the covenants contained in Sections 8.2.16, 8.2.17, and 8.2.18, and (b) no Potential Default or Event of Default shall exist.

For purposed of this Section 8.2.4, "fair value" of property loaned, advanced or contributed shall be determined as of the date of such loan, advance or contribution and shall be the greater of the fair market value or the net book value of the asset loaned, advanced or contributed. Notwithstanding the provisions of clauses (vi) and (viii) above, in the event the Borrower issues its capital stock for purposes of making an investment of the type described in such clause (vi) or (viii), so long as after giving effect to each such investment: (a) the Borrower is in pro-forma compliance with the covenants contained in Sections 8.2.16, 8.2.17, and 8.2.18, and (b) no Event of Default shall exist, issuance of its capital stock by the Borrower for purposes of making any such investment shall not be subject to the respective Maximum Investment limitation specified in each such clause.


                  8.2.5 Dividends and Related Distributions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except:

                  (1) dividends or other distributions payable to another Loan Party, and

                  (2) so long as no Event of Default exists after giving effect thereto:

                  (i) the repurchases of stock identified on Schedule 8.2.5, and


                  (ii) the following repurchases of stock of the Borrower:

                           (A) repurchases of stock for an aggregate maximum
amount of $10,000,000 for the period from the Third Amendment Effective Date through the date of the proposed repurchase (after giving cumulative effect to all purchases prior to and including the date of such repurchase) so long as, as of the date of each repurchase after giving effect thereto, the Borrower has Unrestricted Cash on hand or in bank accounts of at least $60,000,000 if the date of such repurchase is on or before December 31, 2001, $50,000,000 if the date of such repurchase is January 1, 2002 and on or before March 31, 2003, and $25,000,000 if the date of such repurchase is on or after April 1, 2003; or

                           (B) repurchases of stock for an aggregate maximum
amount of $25,000,000 for the period from the Third Amendment Effective Date through the date of the proposed repurchase (after giving cumulative effect to all purchases prior to and including the date of such repurchase) so long as for each of the two fiscal quarters of the Borrower immediately preceding the date of the proposed repurchase EBITDA is greater than zero (therefore being a positive amount) and so long as, as of the date of each repurchase after giving effect thereto, the Borrower has Unrestricted Cash on hand or in bank accounts of at least $60,000,000 if the date of such repurchase is on or before December 31, 2001, $50,000,000 if the date of such repurchase is January 1, 2002 and on or before March 31, 2003, and $25,000,000 if the date of such repurchase is on or after April 1, 2003.


                  8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                  (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties,

                  (2) any Subsidiary of the Borrower which is not a Loan Party may merge into the Borrower or any other Subsidiary of the Borrower;

                  (3) any Subsidiary of the Borrower which is not a Significant Subsidiary may dissolve, liquidate or wind-up its affairs, and

                  (4) the Borrower or any Subsidiary of the Borrower may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

                  (i) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder if required pursuant to Section 11.19 [Joinder of Guarantors] within ten (10) Business Days of such Permitted Acquisition;

                  (ii) the Loan Parties, such Person and its owners, as applicable, shall grant Liens in the assets of or acquired from such Person and the stock or other ownership interests in such Person if required pursuant to
Section 11.19 [Joinder of Guarantors] within ten (10) Business Days of the date of such Permitted Acquisition.

                  (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks, at the time of delivery of the related agreements documenting such acquisition as provided in clause (vi) below, written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition,

                  (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be engaged in business to business electronic commerce,

                  (v)no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                  (vi) the Loan Parties shall deliver to the Agent within ten
(10) Business Days of such Permitted Acquisition if such acquisition is of a person that will become a Significant Subsidiary or if as a result of such acquisition a Subsidiary of the Borrower becomes a Significant Subsidiary copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Loan Party may reasonably require;

                  (vii) if all or a portion of the consideration for the Permitted Acquisition is cash, then the Loan Parties shall have on hand or in bank accounts the following minimum amount of Unrestricted Cash as of the date of the Permitted Acquisition after giving effect thereto: (a) for Permitted Acquisitions occurring on or before December 31, 2001, $60,000,000, (b) for Permitted Acquisitions occurring after January 1, 2002 and on or before March 31, 2003, $50,000,000, and (c) for Permitted Acquisitions occurring on or after April 1, 2003, $25,000,000, and

                  (viii) upon consummation of the Permitted Acquisition, the Borrower shall be in proforma compliance, after giving effect to the Permitted Acquisition, with the following covenants and shall deliver to the Agent, prior to the closing of such Permitted Acquisition, a certificate in the form of
Exhibit 8.2.6 (the "Acquisition Compliance Certificate") evidencing such compliance:

                           (1) the covenant contained in Section 8.2.16, with
compliance tested as of the last day of the fiscal quarter of the Borrower for which a Compliance Certificate was most recently delivered pursuant to Exhibit
8.3 item 4 (the "EBITDA Test Period") (determined based upon combining (a) the EBITDA Loss for the EBITDA Test Period, and (b) the EBITDA Loss, calculated for the Person or business acquired, in lieu of the Borrower and its Subsidiaries, for the EBITDA Test Period; provided that in determining the combined, proforma EBITDA Loss, there shall be excluded from such computation any reduction or projected reduction of the EBITDA Loss in connection with or arising out of the Person, business or assets acquired);

                           (2) the covenant contained in Section 8.2.17, with
compliance tested as of the last day of the fiscal quarter of the Borrower for which a Compliance Certificate was most recently delivered pursuant to Exhibit
8.3 item 4 (the "Net Worth Test Period") (determined based upon combining (a) Consolidated Tangible Net Worth for the Net Worth Test Period, and (b) Consolidated Tangible Net Worth, calculated for the Person or business acquired, in lieu of the Borrower and its Subsidiaries, for the Net Worth Test Period), and

                           (3) the covenant contained in Section 8.2.18, with
compliance tested as of the last day of the fiscal quarter of the Borrower for which a Compliance Certificate was most recently delivered pursuant to Exhibit
8.3 item 4 (the "Quick Ratio Test Period") (determined based upon combining, in the case of the numerator of such ratio (a) the Unrestricted Cash plus accounts receivable (net of any allowance for doubtful accounts) of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP for the Quick Ratio Test Period, and (b) the cash plus accounts receivable (net of any allowance for doubtful accounts) of the Person or business acquired for the Quick Ratio Test Period, and in the case of the denominator of such ratio (a) consolidated current liabilities less deferred revenues of the Borrower and its Subsidiaries determined in accordance with GAAP for the Quick Ratio Test Period plus the sum of the Revolving Facility Usage (after giving effect to any Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and any Revolving Credit Loans made or Letters of Credit issued in connection with the Permitted Acquisition) and the outstanding principal balance of the Term Loans as of the date of the Permitted Acquisition, and (b) current liabilities less deferred revenues of the Person or business acquired determined in accordance with GAAP for the Quick Ratio Test Period), and

                           (4) the covenant contained in Section 8.2.19, with
compliance tested as of the last day of the fiscal quarter of the Borrower for which a Compliance Certificate was most recently delivered pursuant to Exhibit
8.3 item 4 (also, the "EBITDA Test Period") (determined based upon combining (a) EBITDA for the EBITDA Test Period, and (b) EBITDA, calculated for the Person or business acquired, in lieu of the Borrower and its Subsidiaries, for the EBITDA Test Period; provided that in determining the combined, proforma EBITDA, there shall be excluded from such computation any increase or projected increase of EBITDA in connection with or arising out of the Person, business or assets acquired).


To the extent that any material adjustment to any historical item of income, expense, asset or liability of the Person or business acquired is required in calculating the combined proforma compliance with the financial covenants described above, then, prior to delivery by the Borrower of the Acquisition Compliance Certificate with respect to such Permitted Acquisition, the Borrower shall deliver to the Agent the financial statements or other historic financial information of the Person or business acquired utilized in such proforma calculation, which financial statements or other historic financial information shall be reasonably satisfactory to the Agent.

                  8.2.7 Dispositions of Assets or Subsidiaries.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                  (i) transactions involving the sale of inventory in the ordinary course of business or the grant of licenses with respect to Intellectual Property of the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

                  (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or a Subsidiary's business;

                  (iii) any sale, transfer or lease of assets by any Loan Party to another Loan Party or by a Subsidiary which is not a Loan Party to a Loan Party or to another Subsidiary which is not a Loan Party;

                  (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15 [Capital Expenditures], provided such substitute assets are subject to the Banks' Prior Security Interest; or

                  (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, so long as the aggregate "value" of the assets so sold, transferred or leased does not exceed $5,000,000 during the period commencing on the Closing Date through and including the Expiration Date, with "value" for purposes of this Section 8.2.7 clause (v) to be the greater of the fair market value or the net book value of the asset sold, transferred or leased determined as of the date of sale, transfer or lease.

                  8.2.8 Affiliate Transactions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate ) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                  8.2.9 Subsidiaries, Partnerships and Joint Ventures.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create, directly or indirectly, any Subsidiary other than (i) Subsidiaries existing on the Closing Date which have complied with the provisions of Section 11.19 and (ii) any Subsidiaries formed or acquired after the Closing Date either in a transaction permitted by Section
8.2.4 or Section 8.2.6 or consented to by the Required Banks so long as such Subsidiary has complied with Section 11.19. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture except that the Loan Parties may become a joint venturer or hold a joint venture interest in any joint venture formed or acquired in a transaction permitted by Section 8.2.4 or Section 8.2.6 or consented to by the Required Banks. The Borrower may become a general partner in Subsidiaries of the Borrower.

                  8.2.10 Continuation of or Change in Business.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than business to business electronic commerce, and the Borrower shall not permit any material change in such business.

                  8.2.11 Plans and Benefit Arrangements.

                  The Borrower shall not, and shall not permit any member of the ERISA Group to:

                  (i) adopt, sponsor, maintain, or contribute to any Title IV Retirement Plan;

                  (ii) engage in a Prohibited Transaction with any Benefit Arrangement which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                  (iii) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  8.2.12 Fiscal Year.

                  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

                  8.2.13 Intentionally Omitted.


                  8.2.14 Changes in Organizational Documents.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without obtaining the prior written consent of the Required Banks, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion.

                  8.2.15 Capital Expenditures.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding the amount specified below during the period specified below on account of the purchase of any assets which would constitute fixed assets, and all such capital expenditures shall be made under usual and customary terms and in the ordinary course of business:

                  Period                                       Amount
                  ------                                       ------
         Fiscal quarter                                $15,000,000 in the
         ended 12/31/2000                              aggregate for such
                                                       fiscal quarter

         Three fiscal quarters                         $33,750,000 in the
         ended 9/30/2001                               aggregate for such
                                                       three fiscal quarters
                                                       then ended

         Fiscal quarter                                $6,250,000 in the
         ended 12/31/2001                              aggregate for such
                                                       fiscal quarter

                  Period                                       Amount
                  ------                                       ------
         Four fiscal quarters                          $25,000,000 in the
         ended 12/31/2002                              aggregate for such
                                                       four fiscal quarters
                                                               then ended
         Fiscal quarter                                $5,000,000 in the
         ended 3/31/2003 and each                      aggregate for each
         fiscal quarter thereafter                     such fiscal quarter


                  8.2.16 Maximum Net Loss.


                  The Borrower shall not permit the EBITDA Loss to be greater than the following amount for the following periods:

                  Period                                   Amount
                  ------                                   ------
         Fiscal quarter                                  $22,000,000
         ended 12/31/2000

         Fiscal quarter                                  $20,000,000
         ended 3/31/2001

         Fiscal quarter                                  $18,000,000
         ended 6/30/2001

         Fiscal quarter                                  $15,000,000
         ended 9/30/2001

         Fiscal quarter                                   $7,500,000
         ended 12/31/2001

         Fiscal quarter                                   $5,000,000
         ended 3/31/2002

         Fiscal quarter                                   $2,500,000
         ended 6/30/2002

                  8.2.17 Minimum Tangible Net Worth.

                  The Borrower shall not at any time permit Consolidated Tangible Net Worth to be less than the following amounts during the following periods:

                     Period                                  Amount
                     ------                                  ------
         Closing Date through and including          $100,000,000 plus the
         12/31/2000                                  Adjustment Amount
                                                     calculated for the period
                                                     of Closing Date through
                                                     and including 12/31/2000

         1/1/2001 throughout including 3/31/2001     $90,000,000 plus the
                                                     Adjustment Amount
                                                     calculated for the period
                                                     of the Closing Date
                                                     through and including
                                                     3/31/2001

         4/1/2001 through and including 6/30/2001    $80,000,000 plus the
                                                     Adjustment Amount
                                                     calculated for the period
                                                     of the Closing Date
                                                     through and including
                                                     6/30/2001

         7/1/2001 through and including 9/30/2001    $70,000,000 plus the
                                                     Adjustment Amount
                                                     calculated for the period
                                                     of the Closing Date
                                                     through and including
                                                     9/30/2001

         10/01/2001 and thereafter                   $90,000,000 plus the
                                                     Adjustment Amount
                                                     calculated for the period
                                                     of the Closing Date
                                                     through and including each
                                                     date of determination of
                                                     the Adjustment Amount
                                                     thereafter

                  8.2.18 Minimum Quick Ratio.


                  The Borrower shall not at any time permit the ratio of (i) Unrestricted Cash plus accounts receivable (net of any allowance for doubtful accounts) of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP, to (ii) consolidated current liabilities less deferred revenues of the Borrower and its Subsidiaries plus the sum of

Revolving Facility Usage and the outstanding principal balance of the Term Loans, to be less than the following amounts during the following periods:

                         Period                                 Ratio
                         ------                                 -----
         Closing Date through and including 12/31/2000       2.75 to 1.00
         1/1/2001 throughout including 3/31/2001             2.50 to 1.00
         4/1/2001 through and including 6/30/2001            2.00 to 1.00
         7/1/2001 and thereafter                             1.75 to 1.00


                  8.2.19 Minimum EBITDA.


                  The Borrower shall not permit EBITDA to be less than the following amount for the following periods:

                  Period                                       Amount
                  ------                                       ------
         Fiscal quarter                                              $0
         ended 9/30/2002

         Fiscal quarter                                      $2,500,000
         ended 12/31/2002

         Fiscal quarter                                      $2,500,000
         ended 3/31/2003

         Fiscal quarter                                      $5,000,000
         ended 6/30/2003

         Fiscal quarter                                      $5,000,000
         ended 9/30/2003

         Fiscal quarter                                      $5,000,000
         ended 12/31/2003

         Fiscal quarter                                      $7,500,000
         ended 3/31/2004 and each fiscal
         quarter ended thereafter

         8.3 Reporting Requirements.


         The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Agent and each of the Banks the financial reports and other information set forth on Exhibit 8.3.

                                   9. DEFAULT

         9.1 Events of Default.


         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  9.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal, Reimbursement Obligation or Letter of Credit Borrowing is due in accordance with the terms hereof, shall fail to pay within three (3) days of the due date for payment thereof in accordance with the terms hereof any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing, or shall fail to pay within three (3) days of the date when due any other amount owing hereunder or under the other Loan Documents in accordance with the terms hereof or thereof;

                  9.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  9.1.3 Breach of Negative Covenants, Visitation Rights or
Audits.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights; Audits] or Section 8.2 [Negative Covenants];

                  9.1.4 Breach of Other Covenants.

                  Any of the Loan Parties shall default, in any material respect, in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                  9.1.5 Defaults in Other Agreements or Indebtedness.


                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  9.1.6 Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  9.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  9.1.8 Uninsured Losses; Proceedings Against Assets.

                  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral, individually or in the aggregate, in excess of $1,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                  9.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  9.1.10 Insolvency.

                  Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  9.1.11 Intentionally Omitted.

                  9.1.12 Cessation of Business.

                  Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  9.1.13 Change of Control.

                  Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting capital stock of the Borrower; or (ii) individuals who were directors of the Borrower on the Closing Date (the "Incumbent Board") shall cease to constitute a majority of the board of directors of the Borrower; provided, that any individual becoming a director subsequent to such date whose election or nomination for election by the Borrower's stockholders was approved by a vote of the majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board

                  9.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  9.1.15 Voluntary Proceedings.

                  The Borrower or any Subsidiary of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         9.2 Consequences of Event of Default.

                  9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                  9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  9.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Exhibit 10 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                  9.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                  9.2.5 Application of Proceeds.

                  From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                  (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                  (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                  (iii) the balance, if any, as required by Law.

                  9.2.6 Other Rights and Remedies.


                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

         9.3 Notice of Sale.


         Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                 10. THE AGENT


         In addition to the other provisions set forth in this Agreement, the Agent's rights and obligations are described in and governed by the provisions of Exhibit 10.

                               11. MISCELLANEOUS



         11.1 Modifications, Amendments or Waivers.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  11.1.1 Increase of Commitment; Extension of Expiration Date.

                  Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Bank hereunder (other than any increases of the Revolving Credit Commitment of a Bank pursuant to Section 2.12 which each Bank expressly agrees shall not require the consent of any Person other than the Borrower, the Agent and the Bank increasing its Revolving Credit Commitment in accordance with Section 2.12) or extend the Expiration Date;

                  11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.


                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank;

                  11.1.3 Release of Collateral or Guarantor.

                  Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] and except for the release of liens in accordance with the Security Agreement on cash securing the Line of Credit Facility (which releases are permitted in accordance with Section 11.20 without consent of any Bank), release any Pledged Collateral or Collateral consisting of substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  11.1.4 Miscellaneous.

                  Amend Section 5.2 [Pro Rata Treatment of Banks], Paragraphs 6 or 13 of Exhibit 10 [Exculpatory Provisions, Etc.; Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;


provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

         11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

         The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Paragraph 5 of Exhibit 10 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         11.4 Holidays.

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         11.5 Funding by Branch, Subsidiary or Affiliate.

                  11.5.1 Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.1. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred; provided, further, that no Bank shall be relieved of its obligations as a result of any arrangement permitted by this
Section 11.5.1.

         11.6 Notices.

         All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

         11.7 Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8 Governing Law.

         Each Letter of Credit, Section 2.9 [Letter of Credit Subfacility] and
Exhibit 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         11.9 Prior Understanding.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10 Duration; Survival.

         All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] and
Exhibit 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments], Paragraphs 5 and 7 of Exhibit 10 [Reimbursement of Agent by Borrower, Etc.; Reimbursement of Agent by Banks, Etc.] and 11.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         11.11 Intentionally Omitted.

         11.12 Successors and Assigns.

                  (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrower and its Subsidiaries and their respective successors and assigns, except that the Borrower may not may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $2,500,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                  (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.18 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
11.13 [Confidentiality].

                  (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the Transferor Bank of its obligations hereunder or under any other Loan Document.

         11.13 Confidentiality.

                  11.13.1 General.

                  The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.12, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  11.13.2 Sharing Information With Affiliates of the Banks.

                  The Borrower, on its own behalf and on behalf of each other Loan Party, acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.13.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         11.14 Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.15 Agent's or Bank's Consent.

         Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         11.16 Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         11.17 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         11.18 Tax Withholding Clause.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a
Bank) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under
Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in
Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such

Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the rate that is in accordance with regulations under ss. 1441 of the Internal Revenue Code if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under ss. 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under ss. 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under ss. 1441 of the Internal Revenue Code.

         11.19 Joinder of Guarantors; Pledge of Stock and Security Interest in Assets of Subsidiaries.

                  The Borrower shall cause:

                  (1) each Significant Subsidiary of the Borrower to execute and deliver to the Agent a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents (including the Intercompany Subordination Agreement and the Security Agreement) to which the Guarantors are parties;

                  (2) each Significant Subsidiary to execute and deliver the Lockbox Agreement and all other documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary;

                  (3) the equity interests of each Significant Subsidiary to be pledged on a first priority perfected basis to the Agent for the benefit of the Banks;

                  (4) each Subsidiary, if required by Section 8.2.1., to execute and deliver the Intercompany Subordination Agreement and

                  (5) the Borrower shall cause each Subsidiary to execute and deliver documents in the forms described in Section 7.1 [First Loans], modified as appropriate to relate to the matters described in clauses (1), (2), (3) and
(4) of this Section, and if requested by the Agent, shall cause Borrower's counsel to deliver an opinion in substantially the form required by Section
7.1.4. The Borrower shall cause the delivery of such Guarantor Joinder, Pledge Agreement, Lockbox Agreement, other Loan Documents and related documents to the Agent within ten (10) Business Days after a Subsidiary becomes a Significant Subsidiary or after such Significant Subsidiary is otherwise formed or acquired in accordance with a transaction permitted by this Agreement. The Borrower shall cause a Subsidiary (other than a Significant Subsidiary) to execute a Joinder to Intercompany Subordination Agreement prior to such Subsidiary making a loan to a Loan Party permitted by this Agreement.

         11.20 Release of Certain Collateral.

         Each Bank expressly authorizes the Agent (without any consent of or notice to any Bank) to release from Collateral: (a) assets sold, leased, transferred or disposed of as permitted, by Section 8.2.7 [Disposition of Assets or Subsidiaries] and, (b) in accordance with and as permitted by the Security Agreement, cash securing the Line of Credit Facility.

         11.21 No Novation.

         The amending and restating of this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under this Agreement, the Loan Documents or the collateral therefor. The Borrower and the Agent acknowledge and agree that the Loan Documents have continued to secure the indebtedness, loans, liabilities, expenses, guaranties and obligations under this Agreement since the day of the execution of each of the Loan Documents; and that this Agreement is entitled to all rights and benefits originally pertaining to this Agreement.

                            [SIGNATURE PAGES FOLLOW]

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 2



PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                                     AMOUNT OF          AMOUNT OF
                                                    COMMITMENT          COMMITMENT
                                                   FOR REVOLVING         FOR TERM                           RATABLE
                     BANK                          CREDIT LOANS           LOANS           COMMITMENT         SHARE
                     ----                          ------------           -----           ----------         -----
Name:         PNC Bank, National Association
Address:      c/o VentureBank@PNC
                    One PNC Plaza
                    249 Fifth Avenue, 3rd
                    Floor
                    Pittsburgh, PA 15222

Attention:    Thomas Majeski                        $10,000,000         $2,000,000         $12,000,000          50%
Telephone      (412) 762-2431
Telecopy:      (412) 768-9259

Name:         Silicon Valley Bank
Address:      5 Radnor Corporate Center,
                    Suite 555
                    100 Matsonford Road
                    Radnor, PA 19087
Attention:    Ash Lilani
Telephone:    (610) 975-6040
Telecopy:     (610) 971-2063                        $10,000,000         $2,000,000         $12,000,000          50%

                  TOTAL                             $20,000,000         $4,000,000         $24,000,000         100%
                  -----                             -----------         ----------         -----------         ----

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 2 of 2



AGENT

Name:            PNC Bank, National Association
Address:         c/o VentureBank@PNC
                 One PNC Plaza
                 249 Fifth Avenue, 3rd Floor
                 Pittsburgh, PA 15222
Attention:       Thomas Majeski
Telephone:        (412) 762-2431
Telecopy:         (412) 768-9259





PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTOR:


BORROWER:

Name:             FreeMarkets, Inc.
Address:          FreeMarkets Center, 210 Sixth Avenue
                  Pittsburgh, PA 15222
Attention:        G.J. Bernard, Assistant Treasurer
Telephone:        (412) 297-8450
Telecopy:         (412) 297-8700


GUARANTOR:

Name:             FreeMarkets Investment Company, Inc.
Address:          1105 North Market Street, Suite 1300
                  Wilmington, DE 19801
Attention:        S. A. Breiner, Secretary & Assistant Treasurer
Telephone:         (302) 651-8374
Telecopy:          (302) 651-8423

                                   EXHIBIT 2.9

                           LETTER OF CREDIT PROVISIONS

1. Issuance of Letters of Credit; Adjustment for Currency Fluctuations.

         (a) Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit and shall be denominated in Dollars or, if a different currency is requested by the Borrower, a currency satisfactory to the Agent. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Exhibit 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve
(12) months from the date of issuance, and (B) in no event expire later than twelve (12) months after the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Further, at no time shall the sum of the aggregate outstanding Revolving Credit Loans and Letters of Credit Outstanding (after giving effect to the Letter of Credit to be issued) exceed the lesser of (i) the Revolving Credit Commitments as of the date of issuance of such Letter of Credit and (ii) the Borrowing Base. Each request for a Letter of Credit shall be accompanied by a Borrowing Base Certificate, which certifies, in form and substance satisfactory to the Agent, that after giving effect to the Letter of Credit being requested, the sum of the aggregate Revolving Credit Loans and Letters of Credit Outstanding shall not exceed the lesser of (i) the Revolving Credit Commitments as of the date of issuance of such Letter of Credit and (ii) the Borrowing Base.

         (b) The Borrower expressly agrees that prior to the Expiration Date, the Borrower shall deposit cash, as cash collateral, to an account owned by the Agent for the benefit of the Banks (the "Cash Collateral Account") from which account the Agent alone shall have sole power of withdrawal in an amount equal to 105% of the aggregate maximum amount available to be drawn under all Letters of Credit which expire later than ten (10) days prior to the Expiration Date (the "Collateralized Letters of Credit"). The Borrower hereby agrees and directs the Agent to apply, from the Letter of Credit Cash Collateral Account, the amount of each of the Collateralized Letters of Credit upon presentation thereof for draw, and to also apply from the Letter of Credit Cash Collateral Account any other amounts necessary to reimburse the Agent and the Banks for any other payments made or to be made or costs or interest incurred (including, without limitation, interest, fees, and the amount that the Agent estimates will be necessary to cover expenses and legal fees) in connection with such of the Collateralized Letters of Credit presented for draw to the Agent. The Borrower, to secure the Reimbursement Obligations and all of the other obligations of the Loan Parties under the Loan Documents, hereby pledges all of its rights and interests in the Letter of Credit Cash Collateral Account and all proceeds arising therefrom to the Agent for the benefit of the Banks.

         (c) If at any time, and solely as a result of currency fluctuations relating to one or more Letters of Credit denominated in a currency other than Dollars, the Letters of Credit Outstanding exceed $5,000,000, then Borrower shall deposit cash, as cash collateral, to an account owned by the Agent for the benefit of the Banks (the "Currency Fluctuation Cash Collateral Account") from which account the Agent alone shall have sole power of withdrawal in an amount such that the Letters of Credit Outstanding plus the amount so deposited does not exceed $5,000,000. The Borrower, to secure the Reimbursement Obligations and all of the other obligations of the Loan Parties under the Loan Documents, hereby pledges all of its rights and interests in the Currency Fluctuation Cash Collateral Account and all proceeds arising therefrom to the Agent for the benefit of the Banks. Upon such time as the Letters of Credit Outstanding no longer exceed $5,000,000 and provided there exists no Potential Default or Event of Default, the Agent shall return the cash collateral which was provided in connection with this Clause (c) to the Borrower.

         (d) If at any time, and solely as a result of currency fluctuations relating to one or more Letters of Credit denominated in a currency other than Dollars, the Revolving Facility Usage exceeds the lesser of the Revolving Credit Commitments or the Borrowing Base, then Borrower shall prepay a principal amount of the Revolving Credit Loans in such an amount that the Revolving Facility Usage after giving effect to the amount paid does not exceed the lesser of the Revolving Credit Commitments or the Borrowing Base.

         (e) It is hereby acknowledged that Letter of Credit number 240302 and Letter of Credit number 241798 were issued by the Agent prior to the Third Amendment Effective Date but the same constitute Letters of Credit and shall be deemed to be Letters of Credit for all purposes under this Agreement.

2. Letter of Credit Fees.

         The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to 2.0% per annum, and (ii) to the Agent for its own account a fronting fee equal to .125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

3. Disbursements, Reimbursement.

         (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such

Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

         (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the Dollar Equivalent of the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans, in the Dollar Equivalent of the amount paid by the Agent under the Letter of Credit, be made by the Banks to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section
7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Paragraph 3 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (c) Each Bank shall upon any notice pursuant to Paragraph 3(b) of this
Exhibit 2.9 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the Dollar Equivalent of the amount of the drawing, whereupon the participating Banks shall (subject to Paragraph 2(d) of this Exhibit 2.9) each be deemed to have made a Revolving Credit Loan to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the Base Rate applicable to Revolving Credit Loans on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Paragraph 3(c).

         (d) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans to the Borrower in whole or in part as contemplated by Paragraph 3(b) of this Exhibit 2.9, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the Dollar Equivalent of the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans. Each Bank's payment to the Agent pursuant to Paragraph 3(c) shall be deemed to be a payment in respect of its participation in such Letter of

Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Paragraph 3.

4. Repayment of Participation Advances.

         (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of the Dollar Equivalent of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

         (b) If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Paragraph 4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

5. Documentation.

         The Borrower agrees and agrees to cause each other Loan Party to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

6. Determinations to Honor Drawing Requests.

         In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

7. Nature of Participation and Reimbursement Obligations.

         Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Paragraph 3 of this Exhibit 2.9, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the

Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Exhibit 2.9 under all circumstances, including without limitation, the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever; (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Paragraph 3 of this
Exhibit 2.9; (iii) any lack of validity or enforceability of any Letter of Credit; (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured); (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof; (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party; (viii) any breach of this Agreement or any other Loan Document by a party thereto; (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party; (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and (xii) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

8. Indemnity.

         In addition to amounts payable as provided in Paragraph 5 of Exhibit 10 [Reimbursement of Agent by Borrower, Etc.], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or
(B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

9. Liability for Acts and Omissions.

         As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                                   EXHIBIT 8.3

                             REPORTING REQUIREMENTS

1. Monthly Borrowing Base Certificate.

         As soon as available and in any event within twenty-five (25) calendar days after the end of each calendar month, a Borrowing Base Certificate as of the end of such month, certified by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower.

2. Quarterly Financial Statements.

         As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

3. Annual Financial Statements.

         As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

4. Certificate of the Borrower.

         Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to paragraphs 2 and 3 of this Exhibit 8.3, a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer, Assistant Treasurer, or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to paragraph 5 of this Schedule 8.3, (i) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (ii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

5. Notice of Default.

         Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

6. Notice of Litigation.

         Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which, if determined adversely to any Loan Party would reasonably be expected, individually or in the aggregate, to result in any Material Adverse Change.

7. Certain Events.

         Written notice to the Agent:

         (a) of any amendment to the organizational documents of any Loan Party, within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents] with respect to any adverse amendment thereto and with respect to any other amendment thereto within thirty (30) calendar days of such amendment; and

         (b) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

8. Budgets, Forecasts, Other Reports and Information.

         Promptly upon their becoming available to the Borrower:

         (a) the annual budget and any forecasts or projections of the Borrower, to be supplied within thirty (30) days of the commencement of the fiscal year to which any of the foregoing may be applicable,

         (b) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

         (c) other than as set forth in clause (d) below, any reports, notices, registration statements, prospectuses, or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders; provided that such obligation shall be satisfied by filing such reports, notices or statements via EDGAR with the Securities Exchange Commission,

         (d) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, filed by the Borrower with the Securities and Exchange Commission,

         (e) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

         (f) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

9. Notices Regarding Plans and Benefit Arrangements; Certain Events.

         Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service with respect thereto) of:

         (a) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

         (b) the adoption, or agreement to adopt, sponsor, maintain or contribute to, any Title IV Retirement Plan by any Borrower or any other member of the ERISA Group.

                                   EXHIBIT 10

                                AGENT PROVISIONS

1. Appointment.

         Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

2. Delegation of Duties.

         The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Paragraphs 5 and 6 of this Exhibit 10, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

3. Nature of Duties; Independent Credit Investigation.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

4. Actions in Discretion of Agent; Instructions From the Banks.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Paragraph 6 of this Exhibit 10. Subject to the provisions of Paragraph 6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

5. Reimbursement and Indemnification of Agent by the Borrower.

         The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties. Further, the Borrower shall pay to Agent those fees and expenses in such amounts and on such dates as set forth in the Agent's Fee Letter.

6. Exculpatory Provisions; Limitation of Liability.

         Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

7. Reimbursement and Indemnification of Agent by Banks.

         Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

8. Reliance by Agent.

         The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9. Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

10. Notices.

         The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

11. Banks in Their Individual Capacities.

         With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the


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

Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may
(i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

12. Holders of Notes.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13. Equalization of Banks.

         The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.2, 5.4.2 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

14. Successor Agent.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the



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Borrower. If the Agent shall resign under this Agreement, then either (a) the
Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Exhibit 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

15.  Availability of Funds.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Paragraph 16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

16. Calculations.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.



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

17. Beneficiaries.

         Except as expressly provided herein, the provisions of this Exhibit 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


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